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                                 EXHIBIT 10.54



                      BROWN & SHARPE MANUFACTURING COMPANY

                     Supplemental Executive Retirement Plan



     1.   Purpose and Nature of Plan.  This Plan is intended to provide
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supplemental retirement benefits to certain key employees and former employees of Brown & Sharpe Manufacturing Company (the "Company"). The Plan is not intended to be a tax-qualified plan. Although the Company reserves the right to establish a so-called grantor trust or another funding medium or investment vehicle to provide for the payment of benefits hereunder, nothing in the Plan will be construed to create a trust or to obligate the Company or any other person to segregate a fund, purchase an insurance contract, or in any other way currently to fund the future payment of any benefits hereunder, nor will anything herein be construed to give any employee or any other person rights to any specific assets of the Company or of any other person.

     2.   Meaning of Terms.  Except as may otherwise be clearly indicated by the
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context, for purposes of the Plan the following terms shall have the following meanings:

          (a)  "Board of Directors" means the Board of Directors of the Company.

          (b) "Code" means the Internal Revenue Code of 1986, as from time to time amended.

          (c) "Company" means Brown & Sharpe Manufacturing Company and any successor to all or a major portion of its business or assets.

          (d) "Eligible Employee" means an individual who is employed by the Company or a subsidiary of the Company and who is individually designated (or is a member of a classification of persons designated) by the Board of Directors as eligible to participate in the Plan.

          (e) "ESOP" means the Brown & Sharpe Employee Stock Ownership Plan as from time to time in effect.

          (f) "Plan" means the Brown & Sharpe Manufacturing Company Supplemental Executive Retirement Plan as set forth herein, together with any and all amendments hereto.

          (g) "Participant" means an Eligible Employee who participates in deferrals under the Plan or for whom one or more accounts are maintained under the Plan.

          (h) "Salary" has the same meaning as the term "Salary" under the Savings Plan, determined without regard to the limitations described in
     Section 401 (a) (17) of the Code and any corresponding limitation language in the Savings Plan and without regard to any deferrals hereunder.

          (i) "Savings Plan" means the Brown & Sharpe Savings and Retirement Plan for Management Employees as from time to time in effect.
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          (j)  "Subject Rate" means, for any year, the rate credited for that year with respect to amounts invested in the Guaranteed Interest Fund within the Savings Plan; provided, that if for any period the Guaranteed
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     Interest Fund (or a comparable fund investing in guaranteed interest contracts) shall no longer be maintained within the Savings Plan, the Subject Rate shall be the prime rate as in effect at Rhode Island Hospital Trust National Bank. Notwithstanding the foregoing, the Board of Directors may at any time prior to the beginning of a year fix a Subject Rate for such year different than the rate determined in accordance with the foregoing.

     3.   Administration.  The Plan shall be administered by the Board of
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Directors.  If the Plan is administered by a committee, all references herein to the Board of Directors (other than in Section 13) shall be deemed to include such committee. The Board of Directors shall have complete and total discretion to interpret the Plan in all its aspects, to determine eligibility under the Plan, to prescribe forms and require such filings and submissions as it may deem appropriate, and generally to do any and all such things as it deems necessary for the proper administration of the Plan and the payment of benefits hereunder.

     4.   Participation.  Each Eligible Employee shall be notified of his or her
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eligibility to participate in the Plan as soon as practicable after designation by the Board of Directors. In order to elect deferrals under the Plan, a Participant must enter into an agreement with the Company, in such form as the Board of Directors shall approve or prescribe, providing for deferral of future Salary in accordance with the rules set forth in Section 5 below. Any Participant with amounts deferred under the Plan (or his or her surviving beneficiary, in the event of the Participants death), shall remain a Participant until all amounts credited to his or her account have been paid out, or until the termination of the Plan if earlier.

     5.   Deferral Elections.  For any year commencing on or after January 1,
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1988 a Participant may elect to defer any number of whole percentage points between 1 and 50 of his or her Salary payable in such year (including bonuses that may be attributable in part to services in prior periods). The Participant may also elect that, in the event the aggregate of elective contributions to the Savings Plan for his or her benefit for such year are prospectively reduced by the plan administrator under the Savings Plan on account of the nondiscrimination requirements of section 401(k) of the Code or the limitations of sections 402(g) or 415 of the Code (including the corresponding provisions of the Savings Plan), an amount equal to such reduction shall be automatically deferred hereunder rather than paid currently to the Participant. Each election hereunder shall be made in writing prior to the commencement of the year of reference and shall be effective beginning with the first pay period in such year, except that a person who becomes an Eligible Employee prior to December 1 of a given year may elect to participate hereunder for the remainder of such year by submitting a properly executed election within thirty (30) days of becoming eligible to participate, such election to take effect with the first pay period following the receipt of such election by the Company. An election once made hereunder shall continue in force from year to year unless revoked or altered as to Salary to be earned in a subsequent year.

     6.   Additional Credits.  For each year in which an Eligible Employee is a
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participant in either the Savings Plan of the ESOP, or both, there shall be credited to the Eligible Employees account hereunder an amount equal to the excess, if any, of (a) over (b), where

     (a) is the aggregate for such year of all Company contributions, other than elective contributions under the Savings Plan but including allocations from the ESOP supplemental suspense account (such ESOP allocations to be valued for purposes of this paragraph in the same manner as for purposes of determining "annual additions" under paragraph (b) below), that would have been allocated to the Eligible Employee's accounts under the Savings Plan or the ESOP but for the limitations of section 415 of the Code and the corresponding limitation language of those plans, and
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     (b)  is the aggregate of the "annual additions" (as defined in section 415
          (c) of the Code) actually made to or allocated under the Savings Plan and the ESOP for such year for the benefit of the Eligible Employee, other than elective contributions for his or her benefit for such year under the Savings Plan.

     7.   Accounts.  For each Participant there shall be maintained hereunder
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one or more memorandum accounts to which shall be credited amounts deferred under Section 5 and additional credits, if any, under Section 6. Amounts deferred under Section 5 shall be allocated to accounts as of the end of the calendar quarter in which the corresponding Salary, if paid in cash, would have been paid. Amounts credit under Section 6 shall be allocated as of the end of the year. As of the end of each calendar quarter there shall also be allocated to each account notional interest determined at an annual rate equal to the Subject Rate. A Participants account or accounts shall continue to be maintained and adjusted until distributed in full.

     8.   Distribution.  Subject to this Section and to such other restrictions
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and limitations as the Board of Directors may impose, each Participant may elect the time and manner in which amounts to be deterred or credited hereunder with respect to any subsequent year shall be distributed. For amounts deferred under
Section 5, the time and manner of distribution shall be specified in the election form authorizing the deferral. For amounts credited under Section 6 the Eligible Employee shall be afforded an opportunity to elect irrevocably how and when distribution is to be made, such election to be made not later than January 1 of the year to which the credit pertains; but if the Eligible Employee makes no such election he or she shall be deemed to have elected a lump-sum payment payable as soon as practicable following termination of employment.

     Notwithstanding the foregoing, the Company prior to a Change of Control may defer distributions hereunder (but not beyond a Change of Control) to the extent it determines that the distributable amount, if not deferred, would (together with other compensation paid to the Eligible Employee) result in amounts that are not deductible to the Company by reason of Section 162 (m) of the Code. Any distributable amount deferred under the preceding sentence shall continue to earn notional interest at the Subject Rate pursuant to Section 7 above until actually paid.

     9.   Additional Accounts.  In addition to any accounts established under
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Section 7 above, the Board of Directors in its sole discretion may establish one or more memorandum accounts, with such opening balance or balances as the Board of Directors may specify, for any employee or former employee of the Company who is designated by the Board of Directors, whether or not such employee is otherwise designated an Eligible Employee with rights of participation under the Plan. Earnings equivalents shall be allocated and credited to accounts established and maintained under this Section 9 in the same manner as to accounts established and maintained under Section 7. The balance of any account maintained under this Section 9 shall be distributed at such time or times and in such manner as the Board of Directors shall determine, subject, however, to the provisions of Section 15 below.

     10.  Death.  In the event a Participant hereunder should die prior to
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complete distribution of his or her accounts, the remaining balance of such accounts shall be distributed as soon as practicable thereafter in a lump-sum payment to the Participants designated beneficiary or beneficiaries. A Participant may at any time specify or add a beneficiary, or revoke an existing beneficiary designation, by notice in writing delivered to the Secretary of the Company. If the Participant dies without a beneficiary designation in effect, the death benefit payable hereunder shall be paid to the Participants estate.

     11.  No Assignment.  No Participant and no beneficiary of a Participant
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shall have any right to assign or otherwise alienate the right to receive payments hereunder, in whole or in part.

     12.  Taxes.  All distributions from the Plan shall be subject to, and
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reduced by, applicable tax withholding.  To the extent amounts deferred under the Plan are determined by the Company to be subject to FICA, Medicare, or FUTA tax at time of deferral or at any later time prior to distribution, the Company in its discretion may withhold the required taxes from other amounts payable to the Eligible
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Employee or may require the Eligible Employee to pay the required taxes by separate check; but if the required taxes are not so paid or withheld, the Eligible Employee's account balance hereunder shall be appropriately reduced.

     13.  Amendment; Termination.  The Board of Directors reserves the right to
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amend or terminate the Plan at any time, including without limitation the right to amend the definition of Change of Control under Section 15 below; provided,
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that no amendment or termination following a Change of Control shall affect the rights of Participants to an immediate payment of amounts deferred or credited under the Plan prior to the Change of Control. If the Board of Directors in its sole discretion should at any time deem it necessary to preserve the qualification of the plan under Title I of the Employee Retirement Income Security Act of 1974, as amended, as a plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, it may terminate the Plan solely as to those Participants whose continued participation in the Plan would or, in the determination of the Board of Directors, might cause the Plan to fail to be so qualified. Upon termination of the Plan as to any individual, no further deferrals or credit under Section 5 or 6 shall be made in respect of such individual, and the Board of Directors in its sole discretion may elect to accelerate the payment of any or all of such individual's remaining benefits under the Plan.

     14.  No Employment Rights.  Nothing in this Plan shall be construed as
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giving any person rights to be employed or remain employed by the Company or to receive any remuneration from the Company, except payment of deferrals and credits as described above. Nothing in this Plan shall be construed as obligating the Company in any way to maintain either the Savings Plan or the ESOP. By participating in the Plan, each Eligible Employee affirms and acknowledges the Company's absolute right, subject only to the limitations of law, to make such changes in the Saving Plan and the ESOP as the Company may from time to time see fit, or to terminate on or both of those plans if it so chooses.

     15.  Acceleration Upon Change of Control.  In the Event of a Change of
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Control, as hereinafter defined, all amounts theretofore deferred or credited under the Plan shall become immediately due and payable and shall be distributed in a lump sum not later than by the 60th day following the Change of Control. For purposes of the preceding sentence, a "Change of Control" shall occur if

          (i) any person, firm, corporation, organization or association or persons or organizations acting in concert, excluding any qualified employee benefit plan of the Company applicable to employees generally of the Company shall acquire more than 30% of the outstanding voting stock of the Company, whether in whole or in part by means of an offer made publicly to the holders of all or substantially all of the outstanding shares of any one or more classes of the voting securities of the Company to acquire such shares for cash, other property or a combination thereof or whether such acquisition was made by any other means, unless such transaction is consented to by vote of at least a majority of the directors of the Company then in office and such majority includes individuals who were directors at the beginning of the period starting 24 months prior to such event or who were not directors at the beginning of such period but whose election was approved in advance by directors representing at least a majority of the directors then in office who were directors at the beginning of such period; or

          (ii) the Company transfers all or substantially all of its operating properties and assets to another person, firm, corporation, organization or association of persons or organizations, excluding a subsidiary controlled by the Company itself, unless such transaction is consented to by vote of at least a majority of the directors of the Company then in office and such majority includes individuals who were directors at the beginning of the period starting 24 months prior to such event or who were not directors at the beginning of such period but whose election was approved in advance by directors representing at least a majority of the directors then in office who were directors at the beginning of such period; or
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           (iii)  the Company shall consolidate or merge with or into any person, firm, corporation, organization or association of persons or organizations unless the Company or its controlled subsidiary shall be the continuing corporation or the successor corporation and shall not be controlled by any other person, firm or corporation, unless such transaction is consented to by vote of at least a majority of the directors of the Company then in office and such majority includes individuals who were directors at the beginning of the period starting 24 months prior to such event or who were not directors at the beginning of such period but whose election was approved in advance by directors then in office who were directors at the beginning of such period.


                                      BROWN & SHARPE MANUFACTURING COMPANY



                                      By:  /s/ Charles A. Junkunc
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Date:  January 23, 1995
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